UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2013

C&F FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

802 Main Street, West Point, Virginia		23181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2013 Annual Meeting of Shareholders of C&F Financial Corporation (the “Corporation”) held on April 16, 2013 (the “Annual Meeting”), the Corporation’s shareholders approved the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan (the “2013 Plan”), which was approved by the Board of Directors on February 27, 2013, subject to shareholder approval.

The 2013 Plan, which became effective upon shareholder approval at the Annual Meeting, replaces the Amended and Restated C&F Financial Corporation 2004 Incentive Stock Plan (the “2004 Plan”). Awards previously granted under the 2004 Plan will remain outstanding in accordance with their terms, but no new awards will be granted under the 2004 Plan following the Annual Meeting.

The 2013 Plan is designed to promote the long-term growth and profitability of the Corporation and its subsidiaries, to provide key employees and non-employee directors with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide key employees and non-employee directors with incentives that are closely linked to the interests of all shareholders of the Corporation.

The 2013 Plan authorizes the granting of stock options, tandem stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. Awards may be granted under the 2013 Plan to key employees and non-employee directors of the Corporation and its subsidiaries, as determined by the Corporation’s Compensation Committee, which has been appointed to administer the 2013 Plan.

Subject to the right of the Corporation’s Board of Directors to terminate the 2013 Plan at any time, awards may be granted under the 2013 Plan until April 15, 2023, after which date no further awards may be granted under the 2013 Plan. Any awards granted under the 2013 Plan that are outstanding on April 15, 2023 will remain valid in accordance with their terms.

The 2013 Plan provides that, subject to adjustment in the event of certain changes in the Corporation’s capital structure, the maximum number of shares of the Corporation’s common stock that may be issued under the 2013 Plan is 500,000. Shares of common stock related to awards that are settled in cash in lieu of common stock will not count against this maximum. Similarly, shares of common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares (and for which no material benefits of ownership have been received, including dividends), or shares of common stock related to restricted stock awards that are forfeited (for which no material benefits of ownership have been received) will not count against this maximum.

The 2013 Plan provides for annual per-participant award limits for each award type, as follows: (i) stock options -- 25,000, (ii) tandem stock appreciation rights -- 25,000, (iii) restricted stock and restricted stock unit awards -- 15,000 shares, (iv) other stock-based awards -- 15,000 shares and (v) cash awards -- $2,000,000. In addition, no participant may be granted awards payable in shares of common stock in any calendar year that have a value exceeding $500,000 in the aggregate.

The Compensation Committee has the authority under the 2013 Plan to determine the terms and conditions upon which awards may be made and exercised, to determine the terms and provisions of each award agreement, to construe and interpret the 2013 Plan and the award agreements, to establish, amend or waive rules or regulations for the 2013 Plan’s administration, to accelerate the exercisability of any award, the end of any performance period or termination of any period of restriction, and to make all other determinations and take all other action necessary or advisable for the administration of the 2013 Plan. The vesting, exercisability, payment and other terms or restrictions applicable to an award granted under the 2013 Plan will be determined by the Compensation Committee and set forth in a written award document approved by the Committee and delivered or made available to the participant as soon as practicable following the date of the award. Consistent with its Charter, the Compensation Committee will recommend awards to be granted under the 2013 Plan to the Board of Directors for approval.

The 2013 Plan gives the Compensation Committee authority to grant awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. However, there is no requirement in the 2013 Plan that awards actually qualify as performance-based compensation under Section 162(m).

The foregoing description of the 2013 Plan is qualified in its entirety by reference to the more detailed description of the 2013 Plan contained in, and the full text of the 2013 Plan which was included as Appendix A to, the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2013 in connection with the Annual Meeting, both of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation held its Annual Meeting of Shareholders on April 16, 2013. A quorum of shareholders was present, consisting of a total of 2,553,073 shares. Matters voted upon were (1) the election of three class II directors to serve until the 2016 Annual Meeting of Shareholders, (2) approval, in an advisory, non-binding vote, of the compensation of the Corporation’s named executive officers, (3) recommendation, in an advisory, non-binding vote, of the frequency of advisory votes on executive compensation, (4) ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2013 and (5) approval of the 2013 Plan.

All three director nominees were elected, a one-year frequency for advisory votes on executive compensation was recommended and all other matters were approved by shareholders. The voting results with respect to each matter are set out below.

Election of Directors
Director	For	Withheld	Broker Non-Votes
Audrey D. Holmes	1,784,923	36,518	731,632
Joshua H. Lawson	1,457,796	363,645	731,632
Paul C. Robinson	1,775,273	46,168	731,632

	For	Against	Abstention	Broker Non-Votes
Approval of the Compensation of the Corporation’s Named Executive Officers	1,634,406	109,389	77,646	731,632

	Every Year	Every 2 Years	Every 3 Years	Abstention	Broker Non-Votes
Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	1,421,869	135,217	222,004	42,351	731,632

After consideration of the results of the vote on the frequency of future advisory votes on the compensation of the Corporation’s named executive officers, the Corporation’s Board of Directors determined that it will hold an annual advisory vote on executive compensation, until the next required shareholder vote on the frequency of these votes.

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as Corporation’s Independent Registered Accountant	2,482,061	4,981	66,031	0

	For	Against	Abstention	Broker Non-Votes
Approval of the 2013 Plan	1,389,253	410,329	21,859	731,632

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	C&F FINANCIAL CORPORATION REGISTRANT By: /s/ Thomas F. Cherry Thomas F. Cherry Chief Financial Officer